UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2012

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders of Keryx Biopharmaceuticals, Inc. (“Keryx”) was held on June 19, 2012. The following matters were voted on by the stockholders: the election of directors, the ratification of the appointment of UHY LLP as Keryx’s independent registered public accounting firm for the year ending December 31, 2012, and the advisory vote on the compensation of named executive officers. At the meeting, Ron Bentsur, Kevin J. Cameron, Joseph Feczko, M.D., Wyche Fowler, Jr., Jack Kaye and Michael P. Tarnok were re-elected to the Board.

The vote with respect to each nominee is set forth below:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Ron Bentsur	10,895,108	3,824,635	37,918,482
Kevin J. Cameron	13,926,762	792,981	37,918,482
Joseph Feczko, M.D.	14,338,425	381,318	37,918,482
Wyche Fowler, Jr.	13,929,029	790,714	37,918,482
Jack Kaye	14,336,038	383,705	37,918,482
Michael P. Tarnok	13,946,192	773,551	37,918,482

The vote with respect to the ratification of the appointment of UHY LLP as Keryx’s independent registered public accounting firm for the year ending December 31, 2012, is set forth below:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
51,910,811	529,771	197,643	0

The vote with respect to the advisory vote on the compensation of Keryx’s named executive officers is set forth below:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
13,070,905	1,483,981	164,857	37,918,782

In accordance with the stockholders’ recommendation at the 2011 annual meeting of stockholders held on June 21, 2011, Keryx has determined that an advisory vote on the compensation of the named executive officers of the Company will be conducted every year, until the next stockholder advisory vote is held on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: June 19, 2012
	By:	/s/ James F. Oliviero
James F. Oliviero Chief Financial Officer